CONFIDENTIAL TREATMENT REQUESTED:  Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk ("[****]") to denote where omissions have been made.  Note that sixteen pages of this exhibit contain omitted material pursuant to this request.  The confidential material has been filed separately with the Securities and Exchange Commission.

                                                                   EXHIBIT 10.1
================================================================================

                                LICENSE AGREEMENT

                    originally dated as of September 23, 1997

                      amended and restated in its entirety
                             as of February 22, 2002

                                 by and between

                          ALLIANCE PHARMACEUTICAL CORP.

                                       and

                           SCHERING AKTIENGESELLSCHAFT

================================================================================

                               TABLE OF CONTENTS

                                                                         Page

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.     Definitions...............................................1

                                   ARTICLE II
                                   DEVELOPMENT

                                   ARTICLE III
                                    LICENSES

                                   ARTICLE IV
                                COMMERCIALIZATION

SECTION 4.01.     Marketing ...............................................11
SECTION 4.02.     Tax Considerations.......................................11

                                    ARTICLE V
                                    ROYALTIES

                                   ARTICLE VI
                             MANUFACTURE AND SUPPLY

SECTION 6.01.     Manufacture and Supply by Alliance.......................17

                                        i

                             CONFIDENTIAL TREATMENT

                                   ARTICLE VII
                                 CONFIDENTIALITY

                                  ARTICLE VIII
              OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

                                   ARTICLE IX
                         REPRESENTATIONS AND WARRANTIES

SECTION 9.01.     Representations and Warranties...........................23
SECTION 9.02.     Performance by Affiliates................................24

                                    ARTICLE X
                             INFORMATION AND REPORTS

SECTION 10.01.    Information and Reports During Development and

                                       ii

                             CONFIDENTIAL TREATMENT

                                   ARTICLE XI
                              TERM AND TERMINATION

                                   ARTICLE XII
                                 INDEMNIFICATION

SECTION 12.01.    Indemnification .........................................29

                                   ARTICLE XII
                                  MISCELLANEOUS

EXHIBITS

EXHIBIT A         Determination of Certain Accounting Terms
EXHIBIT B         Alliance Patents
EXHIBIT C         Alliance HI Patents
EXHIBIT D         Schering HI Patents

                                       iii

     LICENSE AGREEMENT (the "AGREEMENT") originally dated as of September 23,
1997 (the "EFFECTIVE DATE"), and amended and restated in its entirety as of
February 22, 2002 (the "RESTATEMENT DATE") by and between ALLIANCE
PHARMACEUTICAL CORP., a New York corporation having its principal place of business at 3040 Science Park Road, San Diego, California 92121 (hereinafter referred to as "ALLIANCE") and SCHERING AKTIENGESELLSCHAFT, a German corporation having its principal place of business at 13342 Berlin, Germany (hereinafter referred to as "SCHERING"). Alliance and Schering are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:

     WHEREAS, Schering is a leading multinational health care company;

     WHEREAS, Alliance is developing through its research and development activities certain technology for use in ultrasound imaging techniques, and has the right to grant rights and licenses and/or sublicenses under the Alliance
Patents (hereinafter defined) and Alliance Know-How (hereinafter defined);

     WHEREAS, the Parties entered into a License Agreement dated as of September
23, 1997, as amended by First Amendment to License Agreement dated as of
December 30, 1998, Amendment No. 2 to the License Agreement dated December
20/21, 2000, the side letter of December 20, 2000 and the Waiver dated as of
October 10, 2001 (collectively, the "ORIGINAL LICENSE AGREEMENT"), pursuant to which, among other things, Alliance granted certain rights and licenses to the
Alliance Patents and Alliance undertook certain action to develop and market
Products and Schering undertook certain action to develop and market Products;

     WHEREAS, the Parties intend to enter into a restructured relationship under the terms and conditions hereinafter set forth;

     WHEREAS, the Parties intend to record, characterize and report their activities under this Agreement as separate activities of each of the Parties;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.01. DEFINITIONS. The following terms, when capitalized, shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) as used in this Agreement:

     "AFFILIATE" means any person, corporation, partnership, firm, joint venture or other entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with,
Alliance or Schering, as the case may be. As used in this definition, "control"
means the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of the outstanding voting securities or by contract or otherwise.

     "AF0150" means a white powder [****] which, after reconstitution with appropriate diluent, forms an aqueous suspension of perfluorohexane/nitrogen-filled microbubbles with the formulation employed in Phase II Clinical Trials under the United
States IND 49,978.

     "ALLIANCE HI PATENT" means the Patents listed on Exhibit C.

     "ALLIANCE KNOW-HOW" means Information which is within the Control of
Alliance and relates to the research, development, manufacture, use, importation, sale or offer for sale of the Product. Notwithstanding anything herein to the contrary, Alliance Know-How shall exclude Alliance Patents.

     "ALLIANCE PATENT" means a Patent which covers the research, development, manufacture, use, importation, sale or offer for sale of a Product, which Patent is owned or Controlled by Alliance, including, but not limited to:

     (a)  any patent listed in Exhibit B hereto or added thereto by written agreement of the Parties during the term of this Agreement;

     (b)  any patent application listed in exhibit B hereto or added thereto by written agreement of the Parties during the term of this Agreement; and any division, continuation, or continuation-in-part of any such application; and any patent which shall issue based on such application, division, continuation or continuation-in-part;

     (c)  any patent which is a reissue, reexamination or extension of any patent described in (a) or (b) above;

     (d)  any foreign counterpart patent application or patent corresponding to any patent identified in (a), (b), or (c), above which is filed or issued in any country in the Alliance Territory; and

     (e)  any patent or patent application related to or based on any Alliance
Know-How related to the Product or the manufacture thereof developed or acquired by alliance prior to or during the term of this Agreement and which is necessary for the use, development, manufacture, market, sale or distribution of any marketed Product and any division, continuation or continuation-in-part of any such patent or patent application; and any patent which shall issue based on such application, division, continuation or continuation-in-part; and any patent which is a reissue, reexamination or extension of any such patent.

----------
[****] Indicates information that has been omitted because confidential treatment has been requested and filed separately with the Securities and Exchange
  Commission.

                                        2
     "ALLIANCE TERRITORY" means (i) the United States of America for the CAD Indication,
(ii) following the Option 1 Effective Date, the United States of America for the CAD Indication
and all of the countries in the world for the TV Indication, (iii) following the Option 2
Effective Date, all of the countries in the world for all indications, excluding however the
TV Indication, and (iv) following the Option 1 Effective Date and the Option 2 Effective Date,
all of the countries of the world for all indications.

     "ALLIANCE PAYMENTS" means all payments made by Alliance to Schering pursuant to Section 5.02 and all payments made by Alliance to Schering which are not required to be made pursuant to this Agreement or otherwise.

     "AUDIT DISAGREEMENT" shall have the meaning set forth in Section 10.03(b).

     "BANKRUPTCY EVENT" shall have the meaning set forth in Section 11.02(c).

     "BERLEX" means Berlex Laboratories, Inc., a Delaware corporation.

     "BUSINESS DAY" means a day that is not a Saturday or Sunday in the United
States or a day on which banking institutions chartered by the State of New York or the United States are required or authorized to be closed.

     "CAD INDICATION" means the indication of an ultrasound agent for intravenous administration during [****] examination including [****] for the differentiation of infarcted from ischaemic areas of the myocardium.

     "CLINICAL WORK" means any work related to human trials to assess the dosing, safety and/or efficacy of a Product and/or to assess a dose and treatment plan employing such Product, including, but not limited to, Phase III
Clinical Trials and Phase IV Clinical Trials (in the event such Phase IV
Clinical Trials are required by the FDA).

     "COMMERCIALIZATION" and "COMMERCIALIZE" shall refer to all activities undertaken relating to the pre-marketing, marketing and sale of a Product.

     "COMPETITIVE PRODUCT" means a perfluorocarbon-based product which has obtained Regulatory Approval for use as an ultrasound contrast agent and such use is included in the labeling of such product.

     "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 7.01.

     "CONTROL" or "CONTROLLED" shall refer to possession of the ability to grant a license or sublicense of patent rights, know-how or other intangible rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

     "COST OF GOODS " means the cost of Product inventory and other manufacturing costs incurred with respect to the Product sold. Cost of Goods shall be calculated in the manner set forth in Exhibit A.

                                        3
     "DEVELOPMENT" and "DEVELOP" shall refer to all activities relating to obtaining Regulatory Approval of a Product, and all activities relating to developing the ability to manufacture the same. This includes preclinical testing, toxicology, formulation, bulk production, fill/finish, manufacturing process development, manufacturing, quality assurance and quality control technical support, clinical studies, regulatory affairs and outside counsel regulatory legal services.

     "DEVELOPMENT EXPENSES" means the expenses incurred in connection with the
Development of a Product. Development Expenses shall include, but are not limited to, toxicological, pharmacokinetic, metabolic or clinical aspects of a
Product conducted internally or by individual investigators, of design and manufacture of any required prototype devices, of consultants necessary for the purpose of obtaining and/or maintaining Regulatory Approval of a Product in the
Alliance Territory, and costs (and related fees) for preparing, submitting, reviewing or developing data or information for the purpose of submission to a governmental authority to obtain and/or maintain Regulatory Approval of a
Product in the Alliance Territory.

     "DMF" shall have the meaning set forth in Section 6.06.

     "DOLLARS" means the lawful currency of the United States of America.

     "DOWNPAYMENT" means any lump sum payment to Alliance for any rights to market or manufacture the Product in the Alliance Territory, specifically excluding payments (i) for the purchase of equity as Alliance at fair market value or (ii) based on sales of the Product.

     "DRUG APPROVAL APPLICATION" means an application for Regulatory Approval required to be approved before commercial sale or use of a Product as a drug in a regulatory jurisdiction, including, for the purposes of Regulatory Approval in the United States, a New Drug Application and all supplements filed pursuant to the requirements of the FDA (including all documents, data and other information concerning a Product which are necessary for, or included in, FDA approval to market the Product, as more fully defined in 21 C.F.R. Sections 314.1 et seq.).

     "EFFECTIVE DATE" shall have the meaning set forth in the heading to this
Agreement.

     "EUR" means the lawful currency of the European Monetary Union.

     "EUROPE" means the countries which are members of the European Union as such membership may change from time to time.

     "FDA" means the United States Food and Drug Administration, or any successor agency.

     "FIELD" means, at any date of determination, the development, use, manufacture, distribution, marketing and sale of the Product as an ultrasound contrast agent in all possible indications, in humans or animals.

                                        4

     "FIRST COMMERCIAL SALE" means the date a Party or its Affiliate or a sublicensee of a Party first sells commercially, pursuant to a Regulatory
Approval, a Product in any country of the Alliance Territory or the Schering
Territory, as the case may be, provided, however, that where such a first commercial sale has occurred in a country for which pricing or reimbursement approval is necessary for widespread sale, then such sales shall not be deemed a
First Commercial Sale until such pricing or reimbursement approval has been obtained.

     "FIRST PERIOD" means the period commencing on the First Commercial Sale and ending on the third anniversary of the First Commercial Sale.

     "FULLY LOADED COSTS" means all internal and external costs incurred by
Berlex in the performance of the services described in Section 6.09(a) as determined by United States Generally Accepted Accounting Principles, applied on a consistent basis, which shall include without limitation the following costs:
carrying costs of inventories, direct and indirect labor costs, material costs, and direct and indirect overhead. Fully Loaded Costs of Berlex also shall include all set up costs necessary for Berlex to perform the functions described in Section 6.09(a), regardless of depreciation schedules which may have been established to absorb such costs over a period of time longer than the period during which Berlex will be performing the described services for Alliance.

     "INFORMATION" means (i) techniques and data within the Field relating to the Product, including, but not limited to, inventions, practices, methods, knowledge, know-how, skill, trade secrets, experience, test data including pharmacological, toxicological, preclinical and clinical test data, regulatory submissions, adverse reactions, analytical and quality control data, marketing, pricing, distribution, cost, sales and manufacturing data or descriptions and
(ii) compounds, compositions of matter, assays and biological materials within the Field relating to the Product.

     "LOSSES" shall have the meaning set forth in Section 12.01(a).

     "LV INDICATION" means the indication of an ultrasound agent for manual intravenous administration during [****] examination for improved assessment of global left ventricular function [****].

     "MANUFACTURING PARTY" means the Party who is responsible for the (i)
manufacturing and supply of the Product for use during Development or (ii)
commercial manufacture and supply of the Product.

     "MAXIMUM PAYMENT" shall have the meaning set forth in Section 5.01(a)(ii).

     "MINIMUM DOWNPAYMENT SHARE" means $500,000.

                                        5

     "NET SALES" means the amount invoiced by a Party, its Affiliates or its sublicensees from sales of the Product to Third Parties, less reasonable and customary deductions applicable to the Product for (i) transportation charges and charges such as insurance, relating thereto paid by the selling party; (ii)
sales and excise taxes or customs duties paid by the selling party and any other governmental charges imposed upon the sale of the Product and paid by the selling party; (iii) distributors' fees, rebates or allowances actually granted, allowed or incurred; (iv) quantity discounts, cash discounts or chargebacks actually granted, allowed or incurred in the ordinary course of business in connection with the sale of the Product; (v) allowances or credits to customers, not in excess of the selling price of the Product, on account of governmental requirements, rejection, outdating, recalls or return of the Product; (vi) costs of customer programs such as cost effectiveness or patient assistance programs designed to aid in patient compliance to maintain medication schedules; and
(vii) a one percent (1%) deduction for bad debts. For the purpose of calculating a Party's Net Sales, the Parties recognize that (a) a Party's customers may include persons in the chain of commerce who enter into agreements with a Party as to price even though title to the Product does not pass directly from a Party to such customers, and even though payment for such Product is not made by such customers directly to a Party and (b) in such cases chargebacks paid by a Party to or through a Third Party (such as a wholesaler) can be deducted by a Party from gross revenue in order to calculate a Party's Net Sales. Any deductions listed above which involve a payment by a Party shall be taken as a deduction against aggregate sales for the period in which the payment is made. Sales of the Product between a Party and its Affiliates or sublicensees solely for research or clinical testing purposes shall be excluded from the computation of
Net Sales. Net Sales will be accounted for in accordance with international accounting standards consistently applied.

     "NON-MANUFACTURING PARTY" shall be any Party that is not a Manufacturing
Party.

     "OPTION 1" means the option provided in Section 4.01(b).

     "OPTION 1 EFFECTIVE DATE" means the date which is ninety (90) days following the date on which Alliance gives Schering written notice of its intent to exercise Option 1 in accordance with Section 4.01(b) and Section 13.06.

     "OPTION 2" means the option provided in Section 4.01(c).

     "OPTION 2 EFFECTIVE DATE" means the date which is ninety (90) days following the date on which Alliance gives Schering written notice of its intent to exercise Option 2 in accordance with Section 4.01(c) and Section 13.06.

     "PATENT" means (i) valid United States and foreign patents, re-examinations, reissues, renewals, extensions, term restorations, divisionals, continuations and continuations-in-part thereof, and foreign counterparts thereof, and (ii) pending applications for United States and foreign patents and foreign counterparts thereof. "PATENT" also includes a Supplementary Certificate of Protection of a member state of the European Community and any other similar protective rights in any other country.

                                        6

     "PATENT EXPENSES" means the fees, expenses and disbursements and outside counsel fees, and payments to Third Party agents incurred in connection with the preparation, filing, prosecution and maintenance of Alliance Patents covering the Product within the Field, including Alliance's costs of patent interference and opposition proceedings and actions at law and equity for patent infringement and any sums paid to Third Parties on account of judgments or settlements arising out of Third Party patent claims (other than such judgments or settlements resulting in the payment of royalties).

     "PHASE II CLINICAL TRIALS" has the meaning ascribed thereto in 21 C.F.R.
Section 312.21(b), as amended from time to time.

     "PHASE III CLINICAL TRIALS" has the meaning ascribed thereto in 21 C.F.R.
Section 312.21(c), as amended from time to time.

     "PHASE IV CLINICAL TRIALS" means product support clinical trials of a
Product commenced after receipt of Regulatory Approval in the United States for such Product. These trials shall be considered a part of Clinical Work.

     "PRODUCT" means AF0150 and any drug compounds, drug compositions and medical devices and systems related to perfluorocarbon containing ultrasound imaging products and developed by Alliance pursuant to this Agreement (and with
Schering pursuant to the Original License Agreement) which, in the absence of this Agreement, the use, development, manufacture, marketing, sale or distribution of which would result in the infringement of one or more claims in an Alliance Patent or which utilize the Alliance Know-How. For ease of reference, "Product" is generally expressed in the singular in this Agreement, but multiple Products may be Developed or marketed hereunder.

     "REGULATORY APPROVAL" means any approvals, product and/or establishment licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture, use, storage, importation, export, transport or sale of
Product in a regulatory jurisdiction.

     "RESTATEMENT DATE" shall have the meaning set forth in the heading to this
Agreement.

     "ROYALTY AVERAGE" shall have the meaning set forth in Section 5.01(a)(iv).

     "ROYALTY PERCENTAGE" shall have the meaning set forth in Section 5.01.

     "SCHERING TERRITORY" means (i) all of the countries in the world, except the
United States of America for the CAD Indication, (ii) following the Option 1 Effective
Date, all of the countries in the world, except the United States of America for the CAD
Indication, excluding, however, in all cases, the TV Indication, (iii) following the
Option 2 Effective Date, all of the countries in the world for the TV Indication and (iv)
following the Option 1 Effective Date and the Option 2 Effective Date, no country in the world.

                                        7

     "SCHERING HI PATENT" means the patents listed on Exhibit D.

     "SCHERING RECOUPMENT GOAL" means (i) the aggregate amount of Alliance Payments during the First Period equals or exceeds [****], (ii) the aggregate amount of Alliance
Payments during the First Period and the Second Period equals or exceeds [****] or (iii)
the aggregate amount of Alliance Payments during the First Period, the Second Period and the Third Period equals or exceeds [****].

     "SECOND PERIOD" means the period commencing on the third anniversary of the
First Commercial Sale and ending on the fourth anniversary of the First
Commercial Sale.

     "SIGNIFICANT CHANGE" means any change requiring prior approval by the FDA or contemporaneous submission to the FDA of a supplement pursuant to 21 C.F.R.
Sections 314.70(b) or (c), as amended from time to time, if such change is made subsequent to FDA approval of the Drug Approval Application in the United
States.

     "THIRD PARTY" means any entity other than Alliance or Schering and their respective Affiliates and sublicensees.

     "THIRD PERIOD" means the period commencing on the fourth anniversary of the
First Commercial Sale and ending on the fifth anniversary of the First
Commercial Sale.

     "TV INDICATION" means the indication of an ultrasound agent for intravenous administration during [****] examination (or any other ultrasound imaging modes)
for the assessment of tumor vascularity to aid in the [****].

     "WRITTEN DISCLOSURE" shall have the meaning set forth in Section 7.06.

                                   ARTICLE II
                                   DEVELOPMENT

     SECTION 2.01. DEVELOPMENT. Alliance shall use such efforts as it deems reasonable to execute and substantially perform all Development work for the
Product; provided, however, that (i) Alliance may Develop the Product for the
[****] only after such time as it exercises [****] in accordance with Section
4.01(b) and Section 13.06 and (ii) Alliance may Develop the Product in all the
countries in the world, in addition to the United States of America, for [****], excluding, however the [****], only after such time as it exercises [****] in accordance with Section 4.01(c) and Section 13.06.  Until the end of the Third Period, Schering
shall not undertake any steps with a view to Develop the Product in the Schering
Territory without the consent of Alliance.  The Parties agree that Schering [****]
to Develop the Product in the Schering Territory.

                                        8

     SECTION 2.02. DRUG APPROVAL APPLICATIONS.

     (a)  RESPONSIBILITY. Alliance shall be responsible in the Alliance
Territory for preparing and filing Drug Approval Applications and seeking
Regulatory Approvals for the Product, including preparing all reports necessary as part of a Drug Approval Application. All such Drug Approval Applications shall be filed in the name of Alliance. Alliance shall be responsible for prosecuting such Drug Approval Applications. In the event that any regulatory agency threatens or initiates any action to remove a Product from the market,
Alliance shall notify Schering of such communication within one Business Day of receipt by Alliance so long as Schering has, or may have, marketing rights under
Article IV.

     (b)  OWNERSHIP. Alliance shall be the legal and beneficial owner of all
Drug Approval Applications and related approvals in the Alliance Territory. If
Schering chooses to market a Product (as co-marketing partner or on its own),
Schering shall have the right, but not the obligation to own the Drug Approval
Application.

     SECTION 2.03. COSTS OF DEVELOPMENT. All Development Expenses incurred by
Alliance for a Product shall be borne by Alliance.

     SECTION 2.04. RIGHT TO ENGAGE THIRD PARTIES. In the course of its business,
Alliance regularly uses Third Parties to perform certain Development activities.
Alliance may continue to do so during the course of this Agreement; provided, however, that any expenses relating to such Third Party Development will be incurred and borne by Alliance at its sole expense.

     SECTION 2.05. SCHERING PORTFOLIO. Alliance is aware of the fact that
Schering was, as of the Effective Date, and is, as of the Restatement Date,
manufacturing and selling Competitive Products in certain countries of the
Alliance Territory and will continue to do so in any country of the Alliance
Territory suitable, in Schering's view, for such marketing. Alliance agrees that nothing in this Agreement is intended to prevent or prevents Schering from such marketing at its sole discretion.

                                   ARTICLE III
                                    LICENSES

     SECTION 3.01. PATENT LICENSE TO SCHERING.

     (a)  ALLIANCE PATENTS. Alliance grants to Schering an exclusive license
(even as to Alliance) under the Alliance Patents and the Alliance Know-How to develop, market, sell, and distribute the Product in the Schering Territory.*

     (b)  ALLIANCE HI PATENTS. Alliance grants to Schering a non-exclusive worldwide license, without a right to sublicense to any other party than
Affiliates, under the

                                        9

Alliance HI Patents to use, develop, manufacture, have manufactured, market, sell and distribute product for use as an ultrasound contrast agent.

     SECTION 3.02. PATENT AND TRADEMARK LICENSE TO ALLIANCE.

     (a)  SCHERING HI PATENTS. Schering grants to Alliance a non-exclusive worldwide, royalty-free license, without a right to sublicense, under the
Schering HI Patents to use, develop, manufacture, have manufactured, market, sell and distribute the Product worldwide for all indications in the Field;
provided, however, that Schering agrees to negotiate in good faith the terms on which Alliance would be permitted to sublicense Schering HI Patents to contrast agent manufacturers promptly upon presentation by Alliance of a proposal for such a sublicense (for the avoidance of doubt, Schering has no obligation to enter into any such negotiations which regard to a proposed sublicense for the manufacture of ultrasound equipment).

     (b)  SCHERING TRADEMARK. At Alliance's election, Schering shall grant to
Alliance a non-exclusive royalty-free license in the Alliance Territory, without a right to sublicense, for the use of the trademark "Imavist" to be used in connection with the purposes of this Agreement, such license to terminate as of the first anniversary of the First Commercial Sale.

     SECTION 3.03. THIRD PARTY TECHNOLOGY.

     (a)  EXISTING LICENSES. The licenses granted under Section 3.01 include sublicenses of Third Party technology existing on the Effective Date and licensed to Alliance to the extent that such sublicenses can be so granted. Any royalties payable to Third Parties pertaining to technology discussed in the previous sentence shall either be paid by Alliance or be offset or deducted from royalty payments as provided under Section 5.01.

     (b)  SUBJECT TO TERMS. The licenses granted under this Section 3.01, to the extent they include sublicenses of Third Party Technology, Shall be subject to the terms and conditions of the license agreement pursuant to which the sublicense is granted. as of the Effective Date and as of the Restatement Date
hereof there are no such agreements in place.

     (c)  FUTURE THIRD PARTY ROYALTIES.  Alliance shall bear all costs and royalties in relation to obtaining (whether by license or purchase) Third Party Patents or Third
Party Know-How covering the Product subject to Schering's participation in royalty payments to Third Parties as set forth in Section 5.01(c).  In the event that Alliance fails to pay any such costs and/or royalties pursuant to a Third Party license for any reason, Schering [****] as set forth in Section 5.01.  If there exists a bona fide dispute between Alliance and such Third Party as to whether any amounts are owed by Alliance,
Schering shall hold the disputed amount of such payment aside pending resolution of such dispute.

                                       10

                                   ARTICLE IV
                                COMMERCIALIZATION

     SECTION 4.01. MARKETING.

     (a)  ALLIANCE TERRITORY AND SCHERING TERRITORY. Subject to Section 4.01(d),
Alliance shall be the sole marketing Party with respect to the Product in the
Alliance Territory. Subject to Sections 4.01(b) and 4.01(c), Schering shall be the sole marketing Party with respect to the Product in the Schering Territory;
provided, however, that Schering has no obligation to Develop or Commercialize the Product in the Schering Territory.

     (b)  OPTION 1. Subject to Section 4.01(d), Alliance shall have the option, exercisable at the latest by the end of the Third Period upon ninety (90) days prior written notice to Schering, to become the sole marketing Party with respect to the Product for the [****].  In the event Alliance exercises such option, Schering shall not be entitled to any compensation, except as expressly set forth in Section
5.02(b)(iii) or (iv) and Section 5.02(c)(iii) or (iv).

     (c)  OPTION 2.  Subject to Section 4.01(d), Alliance shall have the option, exercisable at the latest by the end of the Third Period upon ninety (90) days prior written notice to Schering, to become the sole marketing Party with respect to the Product [****], excluding however the [****].  In the event Alliance exercises such option, Schering shall not be entitled to any compensation, except as expressly set forth in Section 5.02(b)(ii) or (iv) and Section 5.02(c)(ii) or (iv).

     (d)  CO-MARKETING, CO-PROMOTION.  If Schering does not receive the [****] by the end of the Third Period and the royalty reduction contemplated by Section 5.02(d) shall not have occurred, Schering shall have the option, exercisable upon ninety (90) days prior written notice, to [****] in all or part of the Alliance Territory, a [****] in all or part of the Alliance Territory or a [****].  Such option may be exercised at any time during the six month period commencing at the end of the Third Period.  If Schering exercises such option, the Parties agree to negotiate in good faith the terms of any such [****] promptly following exercises of such option with a view of placing Schering in an economic position comparable to that contemplated by this Agreement taking into account the obligations undertaken in such [****]. In no event, however, shall Schering be required to make any initial lump-sum payment.

     SECTION 4.02. TAX CONSIDERATIONS. Either Party may take advantage of tax considerations which benefit it and not the other Party. In the event that a
Party takes advantage of a tax consideration in connection with a Product which benefits it and not the other Party, no compensation to the other Party shall be required; provided, however, that no negative tax implication for the other
Party may be an element of such tax benefit.

                                       11

                                    ARTICLE V
                                    ROYALTIES

     SECTION 5.01. SCHERING PRODUCT ROYALTIES. In further consideration of the rights and licenses granted to Schering under Section 3.01(a) and Section
3.01(b) of this Agreement, Schering shall pay to Alliance the following royalties based on the Net Sales of the Product in the Schering Territory (the
"ROYALTY PERCENTAGE"):

     (a)  SALES IN THE SCHERING TERRITORY. With respect to sales of the Product in the Schering Territory, Schering shall pay royalties in accordance with the following table:

          (i)   Subject to Section 5.01(b), Schering shall pay to Alliance a royalty on Net Sales of the Product in accordance with the following table:

                                                                    Maximum Payment              Royalty Average
             Total Net Sales/Year      Royalty Percentage           (% of Net Sales)            (% of Net Sales)
Category         ($ millions)           (% of Net Sales)         (Section 5.01(a)(ii))        (Section 5.01(a)(iv))
--------         ------------           ----------------         ---------------------        ---------------------

   1.               [****]                     [****]                     [****]

   2.               [****]                     [****]                     [****]                       [****]

   3.               [****]                     [****]                     [****]                       [****]

   4.               [****]                     [****]                     [****]                       [****]

   5.               [****]                     [****]                     [****]                       [****]

          (ii)  In any calendar year the [****] (for Product sold), shall not exceed the maximum payment percentage ("Maximum Payment") set for in the table above. In the event payments made during the year are higher than the applicable Maximum Payment indicated for the category of total annual Net Sales, any such amount exceeding the Maximum Payment indicated shall be reimbused by Alliance to Schering. Any such retroactive adjustments made in accordance with this Section 5.01(a) shall be made after the end of the calendar year for which such adjustment is applicable, and any amount payable according to such adjustment shall be deducted from future royalty payments by
Schering to Alliance ratably over the next four (4) quarters. Reasonably detailed accounting records to support such adjustments shall be provided to Alliance within sixty 60) days after the end of the calendar year.

          (iii) Notwithstanding Section 5.01(a)(i) above, in the event Net Sales of Product in the first quarter of any calendar year are [****] of the immediately preceding calendar year, Net Sales for the [****] shall be totaled and each quarter shall be deemed to have Net Sales equal to [****] of such total.  Schering shall make such adjustments at the end of the first calendar quarter of the year and shall deliver any necessary payments (with reasonably detailed records of such adjustments) to Alliance within sixty (60) days after the end of the first calendar quarter of such year.

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          (iv)  Notwithstanding Section 5.01(a)(i) above, for purposes of making quarterly royalty payments only (and not for purposes of actual earned royalty calculations), royalty payments to Alliance for the [****] of any [****] shall be made at the [****]
(x) the [****] for such category of [****] or (y) the [****] set forth in the table in Section
5.01(a)(i) above (the "Royalty Average") applicable for total Net Sales for the immediately preceding calendar year. Adjustments from amounts paid as royalties pursuant to this section to amounts actually earned as royalties shall be made to fourth quarter payments to Alliance
(with reasonably detailed records of such adjustments provided therewith).

     (b)  MINIMUM PAYMENTS. Notwithstanding anything to the contrary in
Section 5.01 (including Maximum Payment limitations), in the first twelve months following the First
Commercial Sale of a Product in the Schering Territory, Alliance shall be paid at least a supply price corresponding to its Cost of Goods plus [****] for Product sold during such period on a country-by-country basis, and thereafter at least a supply price corresponding to its Cost of Goods plus [****] on a country-by-country basis; provided, however, that the Product is supplied by
Alliance.  The supply price of Cost of Goods plus [****] shall be calculated on an aggregate basis.
In the event that the amount equivalent to Alliance's Cost of Goods plus [****], then the parties will meet to discuss in good faith renegotiation of the terms of payment provided for in this Section
5.01.  If this Section 5.01(b) becomes applicable, then with respect to such product, no other royalty or manufacturing fee (except for payments for samples and free good discussed below) shall be payable by Schering to Alliance.  The minimum payments referred to in this Section 5.01(b) shall not apply to samples of the Product and other free goods which will be purchased by Schering at a price equal to Alliance's Cost of Goods.

     (c)  THIRD PARTY ROYALTIES. In the event that after the First Commercial
Sale in the Schering Territory, Alliance pays any royalties to Third Parties pursuant to Section 3.03(c)
hereof Schering shall pay to Alliance an amount equal to [****] of such royalties paid by Alliance to the Third Party based on sales of the Product in the Schering Territory after the First Commercial
Sale in the Schering Territory, provided, however, that Schering's payments to Alliance under this subsection 5.01(c) shall in no event [****] of Net Sales payable in any applicable calendar quarter.

     (d)  ROYALTY REDUCTION. If the Product is sold in any country in which
Alliance does not have valid patent coverage for the Product which would prevent the sale of a generic form of the Product, the royalty obligation set forth in
Section 5.01 above with respect to Net Sales attributable to the sale of the product in such country shall be reduced by [****] of the royalty that would otherwise be payable with respect to Net Sales attributable to the

                                       13

sale of the Product in such country unless and until Alliance is granted such valid patent coverage for the Product in such country; provided that this provision shall not be effective in countries where there is no generic form of the Product being sold.

     (e)  ROYALTY TERM. Except where expressly provided otherwise in this
Agreement, all royalties to a Alliance shall be paid, on a country-by-country basis, from the date of the First Commercial Sale of a Product in a country in the Schering Territory until the later of (i) ten (10) years from the First
Commercial Sale in such country or (ii) the last to expire of any valid Alliance
Patents which covers the use or sale of the Product in such country.

     (f)  DISCONTINUANCE. Subject to the provisions of Article XI, Schering may discontinue Commercialization of a Product at any time.

     (g)  LICENSE FOLLOWING EXPIRATION. Upon expiration of the royalty term for a Product in the country as described above, Schering shall thereafter have an exclusive (even as to Alliance), paid-up license to Alliance Know-How to sell, offer for sale, have sold and import that Product in that country. In such event, Schering shall retain responsibility for, and indemnify Alliance from, the payment of all applicable royalties and other obligations owed to a Third
Party with respect to the Product.

     (h)  APPLICABILITY. This Section 5.01 shall be applicable to (i) sales of the Product for the TV Indication until such time as Alliance becomes the sole marketing Party with respect to the Product for the TV indication in all the countries of the world pursuant to Section 4.01(b) and (ii) sales of the Product in all the countries of the world except the United States of America for the
CAD Indication until such time as Alliance becomes the Sole marketing Party with respect to the Product in all of the countries of the world for all indications, excluding however the TV Indication, pursuant to Section 4.01(c).

     SECTION 5.02. ALLIANCE ROYALTIES. In consideration of funds invested by
Schering in the Development of the Product under the Original License Agreement,
Alliance shall make the following payments to Schering.

     (a)  DOWNPAYMENT. Alliance shall pay to Schering a payment equal to [****]
of any Downpayment received by Alliance during the period commencing on the Restatement
Date and ending on the [****] thereof; PROVIDED HOWEVER, that any payment pursuant to this Section 5.02(a) shall at least equal the Minimum Downpayment Share.

     (B)  ROYALTY WITH MINIMUM DOWNPAYMENT SHARE. In the event that Schering receives the Minimum Downpayment Share pursuant to Section 5.02(a), Alliance shall pay to Schering a royalty payment equal to, on a country-by-country basis, the following:

          (i)  [****] of Net Sales of Product in the Alliance
  Territory in the event that Alliance does not exercise either Option 1 or
  Option 2;

          (ii)  [****] of Net Sales of Product in the event that Alliance exercises
Option 2 but not Option 1;

                                       14

          (iii) [****] of Net Sales of Product in the
  event that Alliance exercises Option 1 but not Option 2; and

          (iv)  [****] of Net Sales of Product in the event
  that Alliance exercises both Option 1 and Option 2.

     (c)  ROYALTY WITHOUT MINIMUM DOWNPAYMENT SHARE. In the event that Schering does not receive the Minimum Downpayment Share pursuant to Section 5.02(a),
Alliance shall pay to Schering a royalty payment equal to, on a country-by-country basis, the following:

          (i)   [****] of Net Sales of Product in the
  Alliance Territory in the event that Alliance does not exercise either
  Option 1 or Option 2;

          (ii)  [****] of Net Sales of Product in the
  event that Alliance exercises Option 2 but not Option 1;

          (iii) [****] of Net Sales of Product in the
  event that Alliance exercises Option 1 but not Option 2; and

          (iv)  [****] of Net Sales of Product in the event
  that Alliance exercises both Option 1 and Option 2.

     (d)  ROYALTY REDUCTION.  Any royalty payments payable pursuant to Section
5.02 shall be reduced, on a country-by-country basis, as set forth below:

          (i)   permanently by [****] if Schering introduces a Competitive Product anywhere in the world prior to the second anniversary of the First Commercial Sale;

          (ii)  permanently by [****] if Schering introduces a Competitive Product in the Unites States of America following the second anniversary of the First
Commercial Sale in the United States of America;

          (iii) permanently by [****] if Schering introduces a Competitive Product in the Alliance Territory (other than the Untied States of America) following the second anniversary of the First Commercial Sale in the Alliance Territory; and

          (iv)  permanently by [****] if Schering introduces a Competitive Product in the
Schering Territory following the second anniversary of the First Commercial Sale in the
Schering Territory.

     (e)  ROYALTY TERM. Except where expressly provided otherwise in this
Agreement, all royalties to Schering shall be paid, on a country-by-country basis, from the First

                                       15

Commercial Sale of a Product in a country in the Alliance Territory until the fifth anniversary of such First Commercial Sale in such country.

     (f)  DISCONTINUANCE. Subject to the provisions of Article XI, Alliance may discontinue Commercialization of a Product at any time.

     SECTION 5.03. ROYALTY REPORTS AND PAYMENTS. Each Party shall make royalty payments to the other Party within sixty (60) days after the end of each calendar quarter in which Net Sales by the Party making such royalty payment occurred. A report summarizing the Net Sales of the Products by each Party during the relevant quarter on a country-by-country basis shall be delivered to the other Party within sixty (60) days following the end of each calendar quarter for which royalties are due.

     SECTION 5.04. PAYMENTS; INTEREST.

     (a)  BUSINESS DAY. Any payments due under this Agreement shall be due on such date as specified in this Agreement and, in the event such date is a day on which commercial banks are not authorized to conduct business in either San
Diego, California or Berlin, Germany, then the next succeeding business day, and shall be made by wire transfer to a designated bank account of the receiving
Party.

     (b)  INTEREST. Any failure by a Party to make a payment within five days after the date when due shall obligate such Party to pay interest during the period commencing on the due date and ending on the payment date to the receiving Party at a rate per annum equal to the [****] as quoted by Bank of America on REUTERS screen {USPRIME 1} as of the date such payment is due and, in the event such a rate is not quoted on such date then on the immediately preceding date such rate is quoted. The interest rate shall be adjusted whenever there is a change in the
[****] quoted by Bank of America on REUTERS screen {USPRIME 1}. Interest shall be compounded annually in arrears. Such interest shall be due and payable upon the payment of the underlying principal otherwise due and payable.

     SECTION 5.05. TAXES. The Party receiving royalties shall pay any and all taxes levied on account of royalties it receives under this Agreement. If laws or regulations require that taxes be withheld, the selling Party will (i) deduct those taxes from the remittable royalty, (ii) timely pay the taxes to the proper taxing authority, and (iii) send proof of payment to the other Party within thirty (30) days of receipt of confirmation of payment from the relevant taxing authority. The selling Party agrees to take all lawful and reasonable efforts to minimize such taxes to the other Party.

     SECTION 5.06. PAYMENTS TO OR REPORTS BY AFFILIATES. Any payment required under any provision of this Agreement to be made to either Party or any report required to be made by any Party shall be made to or by an Affiliate of that
Party if designated by that Party as the appropriate recipient or reporting entity without relieving such party from responsibility for such payment or report.

                                       16

     SECTION 5.07. PAYMENT CURRENCY. Payments by under this Agreement shall be paid in Dollars by wire transfer of immediately available funds to an account at a commercial bank designated by Alliance or Schering pursuant to this Article V at least ten (10) business days before payment is due. Where payments are based on Net Sales in countries other than the United States, the amount of such Net
Sales expressed in the currency of each country shall be converted into Dollars by Schering or Alliance, respectively, as set forth below:

          (i)   SCHERING: The calculation of royalty payments within Schering is based upon EUR. Therefore, where payments are based on Net Sales in countries other than the member states of the European Monetary Union, the amount of such Net Sales expressed in the currency of each country shall be converted into EUR at the Euro Foreign Exchange Reference Rates published by the
  European Central Bank in Frankfurt / Main, Germany on the last Business Day of the applicable calendar quarter. The resulting EUR amount will be converted into Dollars again at the Euro Foreign Exchange Reference Rates published by the European Central Bank in Frankfurt / Main, Germany on the last Business
  Day of the applicable calendar quarter. These Euro Foreign Exchange Reference
  Rates are, as of the effective date, published on REUTERS screen {ECB37}. If no Euro Foreign Exchange Reference Rate is determined for the relevant currency the parties shall agree upon another reference rate.

          (ii)  ALLIANCE: The calculation of royalty payments within Alliance is based upon Dollars. Therefore, where payments are based on Net Sales in countries other than the United States, the amount of such Net Sales expressed in the currency of each country shall be converted into Dollars at the 12 p.m.
  Buying Rates published by the Federal Reserve Bank of New York on REUTERS screen  {FEDSPOT} on the last business Day of the applicable calendar quarter. if no 12 p.m. Buying Rate is determined for the relevant currency the parties shall agree upon another reference rate.

                                   ARTICLE VI
                             MANUFACTURE AND SUPPLY

     SECTION 6.01. MANUFACTURE AND SUPPLY BY ALLIANCE. Alliance shall use commercially reasonable efforts, subject to the greater of the capacity of
Alliance's San Diego manufacturing facility as of the date hereof or the date of filing of the Drug Approval Application for the United States, to manufacture, or arrange for manufacture of Schering's, or its Affiliates' requirements of at
least [****]          of the Product per calendar year ("the Minimum Capacity") for supply to Schering for the Commercialization of the Product in each applicable country in the Schering Territory and/or the Commercialization of the Product in
the Alliance Territory after Schering has exercised its option according to
Section 4.01(d). Schering hereby agrees to purchase all of its requirements of the Product from Alliance.

     SECTION 6.02. MANUFACTURING AND SUPPLY AGREEMENT. As soon as it is clear that Schering will Commercialize the Product, the Parties will negotiate and execute in good faith a manufacturing and supply agreement which shall at least contain, but shall not be limited

                                       17

to, terms on the following topics: orders and forecasts, quality testing and quality control, GMP and regulatory compliance, change management, record keeping, audits and inspection rights, delivery/acceptance/rejections of products, shipment, failure of delivery, product complaints and recalls, technology transfer in case of failure to supply, pharmaceutical responsibilities, joint manufacturing committee, term and termination, and a detailed quality assurance agreement as appendix.

     SECTION 6.03. STEP-IN RIGHT OF SCHERING. Notwithstanding Section 6.01
Schering shall have the right, but not the obligation, to become the manufacturer for its own requirements of the Product

     (a)  if Alliance is not capable of manufacturing, or arranging for manufacture all of Schering's, or its Affiliates' requirements up to the Minimum
Capacity, Alliance shall notify Schering sufficiently in advance, but at least six (6) months prior to the then required transfer of the manufacturing process;

     (b)  upon two (2) years advanced written notice to Alliance in accordance with Section 13.06 that Schering intends to become a manufacturing party for
Schering's, or its Affiliates' requirements of the Product.

     SECTION 6.04. TECHNOLOGY AND KNOW-HOW TRANSFER.

     (a)  In the event Schering becomes a manufacturer of the Product pursuant to Section 6.03 or Section 6.08, Alliance will transfer to Schering all relevant and necessary technology and know-how related to the manufacturing process, including but not limited to manufacturing descriptions, master batch records, executed batch records, release specifications and release testing methods (for active pharmaceutical ingredients, other raw materials, packaging material and finished products), in process testing methods, in process specifications, annual product reviews, validation reports, techniques and formulae, equipment descriptions in order to enable Schering to manufacture the Product for its, or its Affiliates' requirements of Product.

     (b)  Such transfer shall be done in close coordination with Schering as promptly as possible after receipt of Schering's notice that Schering wants to become a manufacturing party for the Product.

     (c)  Alliance will allow and enable Schering to contact the relevant personnel at Alliance to facilitate the transfer.

     (d)  Alliance will, at Schering's cost, give the necessary support and advice to Schering during the transfer and with regard to registration and regulatory issues linked to such transfer of Product production to a new production site.

     SECTION 6.05. REGULATORY APPROVAL FOR MANUFACTURING. Alliance shall use commercially reasonable efforts to make necessary filings to obtain, or to cause a Third Party manufacturer to make necessary filings to obtain, Regulatory
Approval for the manufacture of

                                       18

the Product as part of the approval of a Drug Approval Application for each
Product. Alliance shall notify Schering without delay of all changes to the process for the manufacture of the Product or its drug substance, whether such changes are Significant Changes or not.

     SECTION 6.06. DMF. Alliance shall be responsible for all testing and document generation (including without limitation all facilities information and related documentation; chemistry, manufacturing, and control information;
regulatory methods and controls; assays and reference standards) necessary for filing a drug master file ("DMF") with the FDA for the production of the drug substance from which each Product is formulated. Alliance shall also be responsible for filing such DMF with the FDA for the production of the drug substance from which each Product is formulated.

     SECTION 6.07. ACCEPTANCE AND PRICING. With respect to Product that Alliance supplies to Schering for sale,Alliance shall be entitled to reimbursement by Schering of [****]. Schering shall have the right to test Products upon delivery at its expense for compliance with specifications and legal and regulatory requirements; provided, however, that Schering shall be invoiced and shall pay a supply price equal to Alliance's Cost of Goods plus [****] for Products shipped during the first [****] after the First Commercial Sale, and plus [****] thereafter to cover the minimum payments to the extent provided for in Section
5.01(b); provided however that

     (i)  the supply price to be paid by Schering to Alliance shall not be less favourable than that supply price paid to Alliance for Product sold by any other third party, and

     (ii) the Parties shall meet and negotiate in good faith if the Cost of Goods in average increase within a period of 12 months of more than [****].

     SECTION 6.08. COMPETITIVE COST OF GOODS. If Schering is able to manufacture or to have manufactured the Product for its or its Affiliates' requirements at Cost of
Goods that are lower than Alliance's Cost of Goods by more than [****], Schering shall have the right to take over manufacturing, unless Alliance is reducing its Cost of Goods accordingly.

     SECTION 6.09. PACKAGING

     (a)  BERLEX. Schering shall cause Berlex to perform or have performed those services relating to the packaging of the Product for the United States market until such time as Alliance or a designee of Alliance obtains Regulatory
Approval to perform such services, but not to exceed one (1) year. Alliance shall use diligent efforts to obtain such Regulatory Approval as promptly as possible. As compensation for such services by Berlex, or under Berlex's direction, Alliance will pay [****] of Berlex. In the event that Berlex performs the services described above for Alliance for more than one (1) year, then for such additional period, Alliance will pay [****] of Berlex.

                                       19

     (b)  SCHERING PACKAGING. Products manufactured by Alliance shall be supplied to Schering in packaged form as Schering reasonably directs after consultation with Alliance. Packaging and labeling costs incurred by Alliance and/or Schering shall be included in Costs of Goods Sold.

                                   ARTICLE VII
                                 CONFIDENTIALITY

     SECTION 7.01. CONFIDENTIALITY; EXCEPTIONS. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this
Agreement any Information and other information and materials furnished to it by the other Party pursuant to this Agreement or any Information developed during the course of the collaboration hereunder, or any provisions of this Agreement that are the subject of an effective order of the United States Securities
Exchange Commission granting confidential treatment pursuant to the United
States Securities Act of 1934, as amended (collectively, "CONFIDENTIAL
INFORMATION"), except to the extent that it can be established by the receiving
Party that such Confidential Information:

     (a)  was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

     (b)  was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

     (c)  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

     (d)  was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing
Party not to disclose such information to others; or

     (e)  was independently discovered and/or developed by the receiving Party as documented in its corporate records.

     SECTION 7.02. AUTHORIZED DISCLOSURE. Each Party may disclose Confidential
Information hereunder to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, filing or updating any Drug Approval Application, complying with applicable governmental regulations or conducting pre-clinical or clinical trials, provided that if a Party is required by law or regulation to make any such disclosures of the other Party's Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed. In addition,

                                       20

and with prior notice to the other Party of each Third Party with whom a confidential disclosure agreement is being entered into, each Party shall be entitled to disclose, under a binder of confidentiality, Confidential
Information to any Third Party for the purpose of carrying out the purposes of this Agreement. Nothing in this Article VII shall restrict any Party from using for any purpose any Confidential Information independently developed by it during the course of the collaboration hereunder, or from using Confidential
Information that is specifically derived from pre-clinical or clinical trials to carry out Regulatory Approval, marketing, sales or professional services support functions as is customary in the pharmaceutical industry.

     SECTION 7.03. SURVIVAL. This Article VII shall survive the termination or expiration of this Agreement.

     SECTION 7.04. TERMINATION OF PRIOR AGREEMENT. This Agreement supersedes the Secrecy Agreement between Alliance and Schering dated as of January 14,
1997. All Information exchanged between the Parties under that Agreement shall be deemed Confidential Information and shall be subject to the terms of this
Article VII.

     SECTION 7.05. PUBLICATIONS. Prior to the launch of a Product, Alliance will determine the overall strategy for publication in support of such Product.
Notwithstanding any term of Section 7.06 below, the Parties recognize the need for scientific publications pertaining to development of the Product and the
Parties will cooperate to provide for such publications; provided, however, that the right of any Party to withhold or delay consent to publish or delay publication shall be subject to any contractual publication rights of Third
Parties involved in research or clinical trials for the Product. The Parties will use reasonable efforts to obtain the voluntary consent of any Third Party granted publication rights related to the Product prior to the Effective Date to comply with reasonable notice and timing requests and will promptly review any publications delivered for review.

     SECTION 7.06. PUBLICITY REVIEW. Subject to the further provisions of this
Section 7.06 and Section 10.04, no Party shall originate any written publicity, news release, or other announcement or statement relating to this Agreement or to performance hereunder or the existence of an arrangement between the Parties
(collectively, "WRITTEN DISCLOSURE"), without the prior prompt review and written approval of the other, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing provisions of this Section 7.06, any
Party may make any public Written Disclosure it believes in good faith based upon the advice of counsel is required by applicable law or any listing or trading agreement concerning its publicly traded securities, provided that prior to making such Written Disclosure, the disclosing Party shall provide the other
Party with a copy of the materials proposed to be disclosed and provide the receiving Party with an opportunity to promptly review the proposed Written
Disclosure. To the extent that the receiving Party reasonably requests that any information in the materials proposed to be disclosed be deleted, the disclosing
Party shall request confidential treatment of such information pursuant to Rule
406 of the United States Securities Act of 1933 or Rule 26b-2 of the United
States Securities Exchange Act of 1934, as applicable (or any other applicable regulation relating to the confidential treatment of information), so that there be omitted from the materials that are publicly filed any information that the receiving Party reasonably requests to

                                       21

be deleted. The terms of this Agreement may also be disclosed to (i) government agencies where required by law, or (ii) Third Parties with the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, so long as such disclosure is made under a binder of confidentiality and so long as highly sensitive terms and conditions such as financial terms are extracted from the Agreement or not disclosed upon the request of the other
Party. All Written Disclosures shall be factual and as brief as is reasonable under the circumstances. Upon request by either Party, the Parties agree to prepare a mutually agreed press release and question and answer document with respect to this Agreement. Each Party agrees that it will use reasonable efforts to cause all Written Disclosures and oral statements relating hereto to be consistent with the answers specified in such question and answer document.

                                  ARTICLE VIII
              OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

     SECTION 8.01. OWNERSHIP. Each Party shall solely own, and it alone shall have the right to apply for, Patents within and outside of the United States for any inventions made solely by that Party's employees or consultants in the course of performing work under this Agreement.

     SECTION 8.02. PATENT FILINGS. Each Party, at its sole discretion and responsibility, shall prepare, file, prosecute and maintain Patents to cover discoveries and inventions made solely by its own employees or consultants.

     SECTION 8.03. THIRD PARTY PATENT RIGHTS. Each Party agrees to bring to the attention of the other Party any Third Party Patent it discovers, or has discovered, and which relates to the subject matter of this Agreement.

     SECTION 8.04. ENFORCEMENT RIGHTS.

     (a)  NOTIFICATION OF INFRINGEMENT. If either Party learns of any infringement or threatened infringement by a Third Party of the Alliance
Patents, such Party shall promptly notify the other Party and shall provide such other Party with all available evidence of such infringement.

     (b)  ENFORCEMENT IN THE TERRITORY. Alliance shall have the right, but not the obligation, to institute, prosecute and control at its own expense any action or proceeding with respect to infringement of any Alliance Patents covering the manufacture, use, importation, sale or offer for sale of the product being developed or marketed by counsel of its own choice. Where possible with regard to manpower and time, Schering upon Alliance's request and at
Alliance's costs, shall give documentary support and reasonable assistance in such proceedings. Any damages or other monetary awards recovered pursuant to this Section 8.04(b) shall be for the account of Alliance. If Alliance fails or does not want to bring an action or proceeding or otherwise take appropriate action to abate such infringement within a period of one hundred eighty (180)
days of notice by Schering to Alliance requesting such action, Schering shall have the right, but not the obligation, to institute, prosecute and control at its own expense any such

                                       22

action or proceeding with respect to infringement of any Alliance patents. Any damages or other monetary awards recovered by Schering in such case shall be for the account of Schering.

     (c)  SETTLEMENT WITH A THIRD PARTY. Alliance shall also have the right to control settlement of such action; provided, however, that no settlement shall be entered into without the written consent of the Schering (which consent shall not be unreasonably withheld) if such settlement would materially and adversely affect the interests of Schering.

     SECTION 8.05. DEFENSE AND SETTLEMENT OF THIRD PARTY CLAIMS. If a Third
Party asserts that a patent, trademark or other intangible right owned by it is infringed by any Product, Alliance will be solely responsible for defending against any such assertions at its cost and expense (subject to the provisions of Section 8.04(b)). Any determination regarding the necessity to license or otherwise obtain rights under or invalidate certain Third Party Patents covering the Product shall be made by Alliance; provided, however, that no settlement may be entered into without the written consent of Schering (which shall not be unreasonably withheld) if such settlement would materially and adversely affect the interests of Schering. The costs of any such settlement (including, without limitation, damages, expense reimbursements, compliance, future royalties or other amounts) shall be paid exclusively by Alliance; provided, however, that with respect to future royalties only, Section 5.01(c) shall apply.

     SECTION 8.06. PATENT EXPENSES. All worldwide Patent Expenses shall be borne by Alliance, subject to the terms of this Agreement.

     SECTION 8.07. TRADEMARKS.

     (a)  SCHERING. Schering shall be responsible for the selection, registration and maintenance of all trademarks which it employs in connection with the Product and shall own and control such trademarks (and pay any costs in connection therewith). Alliance recognizes the exclusive ownership by Schering of any proprietary Schering name, logotype or trademark furnished by Schering
(including Schering's Affiliates) for use in connection with the Product.
Alliance shall not, either while this Agreement is in effect, or at any time thereafter, register, use or attempt to obtain any right in or to any such name, logotype or trademark or in and to any name, logotype or trademark confusingly similar thereto.

     (b)  ALLIANCE.  Schering hereby reconveys to Alliance all rights to the trademark for "Imagent" granted pursuant to the Original License Agreement.

                                       8

                                   ARTICLE IX
                         REPRESENTATIONS AND WARRANTIES

     SECTION 9.01. REPRESENTATIONS AND WARRANTIES.

     (a)  Each of the Parties hereby represents and warrants to the other Party as follows:

                                       23

          (i)   This Agreement is a legal and valid obligation binding upon such
  Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over
  it.

          (ii)  Alliance has not, and during the term of the Agreement neither
  Party will, (x) grant any right to any Third Party relating to the Alliance
  Patents and to Alliance Know-How in the Field which would conflict with the rights granted to either Party hereunder, and (y) to the best of its knowledge neither party is employing (as an employee or consultant), nor will either
  Party employ during the term of this Agreement, any person that has been debarred by the FDA.

          (iii) To the best of its knowledge Alliance is not obligated under any agreement as of the Effective Date and the Restatement Date to pay any Third
  Party royalties with respect to the Product. As of the Effective Date and the
  Restatement Date there are no such agreements in place.

     (b)  Alliance hereby represents and warrants to Schering as follows:

          (i)   It has given Schering access to all its pre-clinical and
  clinical records regarding the Product in existence as of the Effective Date and the Restatement Date.

          (ii)  As of the Effective Date and the Restatement Date, except as it may have previously disclosed to Schering in writing or otherwise, it has not received any notices of infringement or any written communications relating in any way to a possible infringement with respect to any Alliance Patent.

     SECTION 9.02. PERFORMANCE BY AFFILIATES. The Parties recognize that each
Party may perform some or all of its obligations under this Agreement through
Affiliates; provided, however, that each Party shall remain responsible for and be a guarantor of the performance by its Affiliates and shall cause its
Affiliates to comply with the provisions of this Agreement in connection with such performance.

                                    ARTICLE X
                             INFORMATION AND REPORTS

     SECTION 10.01. INFORMATION AND REPORTS DURING DEVELOPMENT AND
COMMERCIALIZATION. Schering and Alliance will disclose and make available
(subject to any confidentiality agreements or requirements of law) to each other without charge all preclinical, clinical, regulatory, pricing, sales and other
Information, including copies of all preclinical and clinical reports, known by
Schering or Alliance directly concerning the Product within the Field at any time during the term of this Agreement. Each Party shall own and maintain its own database of clinical trial data accumulated from all clinical trials of the
Product for which it was

                                       24

responsible and of adverse drug event information for the Product. At the option of the requesting Party, such data shall be provided in a computer readable format by the providing Party, to the extent available, which shall also assist in the transfer and validation of such data to the receiving Party. Without limitation of the foregoing, each Party shall supply to the other the
Information required by the other Party and requested by it (either as a routine practice or as a specific request) for purposes of compliance with regulatory requirements.

     SECTION 10.02. ADVERSE DRUG EXPERIENCES.

     (a)  Alliance agrees to provide to Schering for initial and/or periodic submission to government agencies significant information on the Product from preclinical laboratory, animal toxicology and pharmacology studies, as well as adverse drug experience reports from clinical trials and commercial experiences with the Product;

     (b)  Each party agrees to, in connection with investigational Products, report to the other party as soon as possible (and, in any event, within three
(3) days) the receipt of a report of any unexpected or serious experience, if required for the other Party to comply with regulatory requirements;

     (c)  Each Party agrees to, in connection with marketed Products, report to the other Party within three (3) business days of the receipt of a report of any adverse experience that is serious and unexpected or sooner if required for the other Party to comply with regulatory requirements. Serious adverse experience means any experience that suggests a significant hazard, contraindication, side effect or precaution, or any experience that is fatal or life threatening, is permanently disabling, requires or prolongs inpatient hospitalization, or is a congenital anomaly, cancer, or overdose. An unexpected adverse experience is one not identified in nature, specificity, severity or frequency in the current investigator brochure or the U.S. labeling for the drug; and

     (d)  If requested by Schering, Alliance agrees to enter into a standard operating procedure by and between the Parties to govern the exchange of information relating to adverse drug experiences and product quality.

     SECTION 10.03. RECORDS OF REVENUES AND EXPENSES.

     (a)  Each Party will maintain complete and accurate records which are relevant to revenues, costs, expenses and payments on a country-by-country basis under this Agreement and such records shall be open during reasonable business hours for a period of two (2) years from creation of individual records for examination at the other Party's expense and not more often than once each year by a certified public accountant selected by the other Party, or the other
Party's internal accountants unless the first Party objects to the use of such internal accountants, for the sole purpose of verifying for the inspecting Party the correctness of calculations and classifications of such revenues, costs, expenses or payments made under this Agreement. Each party shall bear its own costs related to such audit; provided, however, that, for any underpayments by a
Party greater than five percent (5%), such Party shall pay the other Party the amount of underpayment, interest as provided for in Section 5.04(b) from the time the

                                       25

amount was due and the other Party's out-of-pocket expenses. For any underpayments less than five percent (5%) by a Party found under this Section, such Party shall pay the other Party the amount of underpayment. Any overpayments by a Party will be refunded to such Party or credited to future royalties, at such Party's election. Any records or accounting information received from the other Party shall be Confidential Information for purposes of
Article VII. Results of any such audit shall be provided to both Parties, subject to Article VII.

     (b)  If there is a dispute between the Parties following any audit performed pursuant to Section 10.03(a), either party may refer the issue (an
"AUDIT DISAGREEMENT") to an independent certified public accountant for resolution. In the event an Audit Disagreement is submitted for resolution by either Party, the Parties shall comply with the following procedures:

          (i)   The Party submitting the Audit Disagreement for resolution shall provide written notice to the other Party that it is invoking the procedures of this Section 10.03(b).

          (ii)  Within thirty (30) business days of the giving of such notice, the Parties shall jointly select a recognized international accounting firm to act as an independent expert to resolve such Audit Disagreement.

          (iii) The Audit Disagreement submitted for resolution shall be described by the Parties to the independent expert, which description may be in written or oral form, within ten (10) business days of the selection of such independent expert.

          (iv)  The independent expert shall render a decision on the matter as soon as practicable.

          (v)   The decision of the independent expert shall be final and
  binding unless such Audit Disagreement involves alleged fraud, breach of this
  Agreement or construction or interpretation of any of the terms and conditions hereof.

          (vi)  All fees and expenses of the independent expert, including any third party support staff or other costs incurred with respect to carrying out the procedures specified at the direction of the independent expert in connection with such Audit Disagreement, shall be borne by the Party that did not submit the Audit Disagreement in the event that a discrepancy of more than two percent (2%) results from such decision, and by each Party in inverse proportion to the disputed amounts awarded to the Party by the independent expert through such decision (e.g. Alliance disputes $100, the independent expert awards Alliance $50, then each party pays one-half (1/2) of the independent expert's costs) in all other cases.

     SECTION 10.04. APPLICABILITY. This Article X shall be applicable following the Restatement Date (without prejudice to any rights accruing prior to the
Restatement Date) only if Schering undertakes Development or Commercialization activities with regard to a Product following the Restatement Date or exercises its option under Section 4.01(d).

                                       26

                                   ARTICLE XI
                              TERM AND TERMINATION

     SECTION 11.01. TERM. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided herein shall continue in effect until no royalties or other payments are payable hereunder to either Alliance or
Schering.

     SECTION 11.02. TERMINATION.

     (a)  Notwithstanding any other provision herein, Schering may, prior to
Regulatory Approval of a Product, terminate this Agreement on a country by country basis or in its entirety upon one (1) month written notice to Alliance.
After receipt of Regulatory Approval of a Product and prior to the First
Commercial Sale of said Product in the applicable country, Schering may terminate this Agreement on a country by country basis upon two (2) months written notice to Alliance. After the First Commercial Sale of a Product,
Schering may terminate this Agreement on a country by country basis upon three
(3) months written notice to Alliance.

     (b)  Failure by Schering or Alliance to comply with any of the respective material obligations and conditions contained in this Agreement shall entitle the other Party to give the Party in default notice requiring it to cure such default. If such default is not cured within ninety (90) days after receipt of such notice, the notifying Party shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement) to terminate this Agreement or in the event of an uncured material breach by Alliance, effect the rights of
Schering set forth in Section 11.02(e) by giving a notice to take effect immediately. Notwithstanding the foregoing, in the event of a non-monetary default, if the default is not reasonably capable of being cured within the ninety (90) day cure period by the defaulting Party and such defaulting Party is making a good faith effort to cure such default, the notifying Party may not terminate this Agreement, provided however, that the notifying Party may terminate this Agreement if such default is not cured within one hundred eighty
(180) days of such original notice of default. The right of either Party to terminate this Agreement as hereinabove provided shall not be affected in any way by its waiver of, or failure to take action with respect to any previous default.

     (c)  In the event that one of the Parties hereto shall go into liquidation, a receiver or a trustee be appointed for the property or estate of that Party and said receiver or trustee is not removed within sixty (60) days, or the Party makes an assignment for the benefit of creditors (collectively, a "BANKRUPTCY
EVENT"), and whether any of the aforesaid Bankruptcy Events be the outcome of the voluntary act of that Party, or otherwise, the other Party shall be entitled to terminate this Agreement (or in the event Alliance suffers such a Bankruptcy
Event, Schering may effect its rights described in Section 11.02(e) forthwith by giving a written notice to Alliance.

     (d)  In the event that this Agreement is terminated by Schering in one or more countries or in its entirety, and in the event that the Agreement is terminated by either Party in its entirety in accordance with Sections 11.02(a),
(b) or (c) hereof, Schering will with respect to each country for which the termination applies entirely:

                                       27

          (i)   deliver to Alliance the Alliance Know-How and assign to Alliance its rights in said Alliance Know-How and Alliance Patents if any, in either case relating solely to the country that is the subject of the termination;

          (ii)  not use the Alliance Know-How as long as it has to be kept confidential pursuant to Article VII hereof in such country;

          (iii) not infringe any of the Alliance Patents in such country;

          (iv)  make all payments accrued under this Agreement with respect to such country prior to the effective termination date;

          (v)   transfer all regulatory filings and approvals related to the
  Product in such country to Alliance upon Alliance's written request for same;

          (vi)  transfer to Alliance responsibility for and control of ongoing work of Schering related to the Product, Affiliates and Third Parties in an expeditious and orderly manner with the costs for such work assumed by
  Alliance as of the date of notice; and

          (vii) sell to Alliance, at any time within ninety (90) days of such termination, at Alliance's election, all or any portion of the inventory of the Product owned by Schering or its Affiliates which are intended for sale in such country at a price equal to Schering's or its Affiliate's cost for such inventory. Such election shall be made by Alliance in writing and within thirty (30) days of such election, Schering shall ship at Alliance's cost and direction such inventory to Alliance. Alliance shall pay for such inventory within forty-five (45) days of receipt of such inventory.

     (e)  In the event of a Bankruptcy Event or a material default described in
Sections 11.02(b) and (c) by Alliance (which default is not cured as provided therein), Schering may elect in lieu of terminating this Agreement to declare the license granted pursuant to this Agreement to be irrevocable. From the date of receipt of notice of such election, Alliance shall have no further rights or obligations under this Agreement, except that Alliance may enforce any financial obligations of Schering, including those arising under Article V herein before or after such election, and Schering may enforce any manufacturing and supply obligations of Alliance, including those arising under Section 11.02(f);
provided, however, that if such election occurs prior to the First Commercial
Sale of the Product, any additional Development Expenses and reasonable costs incurred by Schering to Commercialize the Product as a result of such election shall be credited against amounts payable by Schering to Alliance.

     (f)  In the event of termination of this Agreement pursuant to this Section
11.02 where the Party terminating this Agreement is the Manufacturing Party, the
Manufacturing Party shall continue to provide for manufacture of the Product to the extent provided prior to notice of such termination, from the effective date of such termination until such time as the Non-Manufacturing Party is able to secure an equivalent alternative commercial manufacturing source, as requested by the Non-Manufacturing Party.

                                       28

     (g)  Except where expressly provided for otherwise in this Agreement, termination of this Agreement shall not relieve the Parties hereto of any liability, including any obligation to make payments hereunder, which accrued hereunder prior to the effective date of such termination, nor preclude any
Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice any Party's right to obtain performance of any obligation.

     SECTION 11.03. SURVIVING RIGHTS. The rights and obligations set forth in this Agreement shall extend beyond the term or termination of the Agreement only to the extent expressly provided for herein, or the extent that the survival of such rights or obligations are necessary to permit their complete fulfillment or discharge.

                                   ARTICLE XII
                                 INDEMNIFICATION

     SECTION 12.01. INDEMNIFICATION. With respect to the Product (determined on a country by country basis):

     (a)  Schering and Alliance hereby agree to save, defend and hold the other
Party and its agents and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable legal expenses and attorneys' fees (collectively, "LOSSES") resulting directly from the Development or Commercialization of the Product to the extent such Development or Commercialization was performed by such Party except to the extent such Losses result from the negligence or willful misconduct of the other
Party, in which case such Party hereby agrees to save, defend and hold the other
Party and its agents and employees harmless from any and all such Losses.

     (b)  Each indemnified Party agrees to give the indemnifying Party prompt written notice of any Loss or discovery of fact upon which such indemnified
Party intends to base a request for indemnification under Sections 12.01(a).
Each Party shall furnish promptly to the other copies of all papers and official documents received in respect of any Loss. With respect to any Loss relating solely to the payment of money damages and which will not result in the indemnified Party becoming subject to injunctive or other relief or otherwise adversely affecting the business of the indemnified Party in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the indemnified Party hereunder, the indemnifying Party shall have the sole right to defend, settle or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. The indemnifying Party shall obtain the written consent of the indemnified Party, which shall not be unreasonably withheld or delayed, prior to ceasing to defend, settling or otherwise disposing of any Loss if as a result thereof the indemnified Party would become subject to injunctive or other equitable relief or any remedy other than the payment of money, which payment would be the responsibility of the indemnifying Party. The indemnifying Party shall not be liable for any settlement or other disposition of a Loss by the indemnified Party which is reached without the written consent of the indemnifying Party. The reasonable costs and expenses, including reasonable fees and disbursements of counsel incurred by any

                                       29

indemnified Party in connection with any Loss, shall be reimbursed on a quarterly basis by the indemnifying Party, without prejudice to the indemnifying
Party's right to contest the indemnified Party's right to indemnification and subject to refund in the event the indemnifying party is ultimately held not to be obligated to indemnify the indemnified Party.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     SECTION 13.01. ASSIGNMENT.

     (a)  Schering may assign any of its rights or obligations under this
Agreement in any country to any of its Affiliates or to any sublicensee as provided in Section 3.01; provided, however, that such assignment shall not relieve Schering of its responsibilities for performance of its obligations under this Agreement.

     (b)  Alliance may assign any of its rights or obligations under this
Agreement in any country to any of its Affiliates or to any sublicensee if permitted by Section 3.02; provided, however, that such assignment shall not relieve Alliance of its responsibilities for performance of its obligations under this Agreement.

     (c)  Either Party may assign its rights or obligations under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of its assets, or otherwise with the prior written consent of the other Party. This Agreement shall survive any such merger or reorganization of either Party with or into, or such sale of assets to, another Party and no consent for such merger, reorganization or sale shall be required hereunder;
provided, that in the event of such merger, reorganization or sale, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

     (d)  This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

     SECTION 13.02. RETAINED RIGHTS. Nothing in this Agreement shall limit in any respect the right of either Party to conduct research and development and to market products using such Party's technology other than as herein expressly provided.

     SECTION 13.03. FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other cause beyond the control of the defaulting Party, provided that the
Party claiming force majeure has extended all reasonable efforts to avoid or remedy such force majeure, continues to employ such efforts and promptly notifies the other Party of such force majeure event.

                                       30

     SECTION 13.04. FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this
Agreement.

     SECTION 13.05. NO TRADEMARK RIGHTS. Except as otherwise provided herein, no right, express or implied, is granted by the Agreement to use in any manner the name "Schering," or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of the Agreement.

     ARTICLE 13.06. NOTICES. All notices hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof).

     (a)  If to Alliance:

          Alliance Pharmaceutical Corp.
          3040 Science Park Road
          San Diego, CA 92121
          Attention: President
          Telecopy:  (619) 558-5161

          With a copy to:

          Stroock & Stroock & Lavan LLP
          180 Maiden    Lane
          New York, NY 10038-4982
          Attention: Melvin Epstein
          Telecopy:  (212) 806-6006

     (b)  If to Schering:

          Schering AG
          13342 Berlin
          Germany
          Attention: Legal Department
          Telecopy:  ++49-30-4681 4086

          With a copy to:

          Schering AG
          13342 Berlin
          Germany
          Attention: SBU Diagnostics & Radiopharmaceuticals
          Telecopy: ++49-30-4681 6736

                                       31

     SECTION 13.07. WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or any other of such Party's rights or remedies provided in this Agreement.

     SECTION 13.08. SEVERABILITY. If any term, covenant or condition of this
Agreement or the application thereof to any Party or circumstances shall, to any extent or in any country, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

     SECTION 13.09. AMBIGUITIES. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

     SECTION 13.10. GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of New York as applied to contracts entered into and performed entirely in New York by New York residents.

     SECTION 13.11. HEADINGS. The sections and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

     SECTION 13.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 13.13. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including all
Exhibits attached hereto and thereto, and all documents delivered concurrently herewith and therewith, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties. This Agreement, including without limitation the exhibits, schedules and attachments thereto, are intended to define the full extent of the legally enforceable undertakings of the Parties hereto,

                                       32

and no promise or representation, written or oral, which is not set forth explicitly is intended by either party to be legally binding. Both Parties acknowledge that in deciding to enter into the Agreement and to consummate the transaction contemplated thereby neither has relied upon any statement or representations, written or oral, other than those explicitly set forth therein.

     SECTION 13.14. EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this
Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

     SECTION 13.15. INDEPENDENT CONTRACTORS. The status of the Parties under this Agreement shall be that of independent contractors. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor shall it represent to any person that it has any such right or authority.
Nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the Parties.

     SECTION 13.16. USE OF NAMES. Neither Party shall use the name of the other
Party in relation to this transaction in any public announcement, press release or other public document without the written consent of such other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may use the name of the other Party in any document filed with any regulatory agency or authority, including the FDA and the Securities and
Exchange Commission, in which case Schering shall be referred to as "Schering
AG, Germany". Alliance agrees not to use the name "Schering" in relation to this transaction in any press release, public announcement or other public document without the approval of Schering, which approval shall not be unreasonably withheld or delayed.

     IN WITNESS WHEREOF, Alliance and Schering have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                             ALLIANCE PHARMACEUTICAL CORP

                                             By:
                                                   ----------------------------
                                             Name:
                                             Title:

                                             SCHERING AKTIENGESELLSCHAFT

                                             By:
                                                   ----------------------------
                                             Name:  Hans-Michael Rook
                                             Title: Head of SBU DG & RP

                                       33

                                             By:
                                                    ---------------------------
                                             Name:  Dr. Thomas Fritzsch
                                             Title: Licensing and Cooperations
                                                    DG & RP

                                       34

                                    EXHIBIT A

                    DETERMINATION OF CERTAIN ACCOUNTING TERMS

     As a supplement to the definitions provided in Article I of the License
Agreement (this "AGREEMENT"), originally dated as of September 23, 1997, and amended and restated in its entirety as of February 22, 2002 between ALLIANCE
PHARMACEUTICAL CORP. and SCHERING AKTIENGESELLSCHAFT, the following accounting terms shall be further specified as follows, with the intent that the following terms are to be interpreted in accordance with their reasonable and customary meaning within the industry and consistently applied by a Party on a company-wide basis:

  1. COST OF GOODS

     Cost of Goods shall be equal to the sum of Material Costs, Direct Labor costs and Indirect Costs.

          A. "MATERIAL COSTS" shall mean the prices paid for raw material components and purchased finished goods, including any packaging necessary for the shipment of products, which are purchased from outside vendors as well as any freight and duty where applicable.

          B. "DIRECT LABOR COSTS" shall mean the labor hours required for an operation for such a Product multiplied by the direct labor rate for work centers within the relevant manufacturing operating unit (including salaries, wages and benefits).

          C. "INDIRECT COSTS" shall mean other costs associated with the operating unit(s) manufacturing a Product; provided, however, overhead attributable to unrelated facilities, or parts thereof, shall be excluded and that such Indirect Costs shall exclude costs associated with unused manufacturing capacity. Indirect Costs shall include expenses associated with quality assurance, manufacturing and engineering associated with the operating unit(s) manufacturing a Product and shall include straight line depreciation and property taxes specifically associated with the plant(s) manufacturing a
  Product.

                                       A-1

                                    EXHIBIT B

                                ALLIANCE PATENTS

                        --------------------------------
                                  PATENT NUMBER
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------

                                       B-1

                                    EXHIBIT C

                               ALLIANCE HI PATENTS

                        --------------------------------
                                  PATENT NUMBER
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------
                                        [****]
                        --------------------------------

                                       C-1

                                    EXHIBIT D

                               SCHERING HI PATENTS

-----------------------                         -----------------------
        INT. NO.                                        INT. NO.
-----------------------                         -----------------------
          [****]                                               [****]
-----------------------                         -----------------------
          [****]                                               [****]
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          [****]                                               [****]
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          [****]                                               [****]
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          [****]                                               [****]
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          [****]
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          [****]                                               [****]
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          [****]                                               [****]
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          [****]
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          [****]
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          [****]                                                [****]
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          [****]
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                                       D-1